                                                              EXHIBIT 10.5.5


                               DEBT SUBORDINATION
                                      AND
                            INTERCREDITOR AGREEMENT


        This DEBT SUBORDINATION AND INTERCREDITOR AGREEMENT (the "Agreement") is entered into as of December 31, 1996, by and between the PAGES, INC. (the "Subordinated Creditor"), a Delaware corporation and THE HUNTINGTON NATIONAL BANK, a national banking association ("Senior Creditor").

        FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the loans, leases, advances, renewals or extensions, or other accommodations now or hereafter made by Senior Creditor, directly or indirectly, to or for the benefit of CA Short Company (the "Debtor"), Subordinated Creditor and Senior Creditor agree as follows:

        1. Description of Subordinated Debt. Subordinated Creditor represents and warrants to Senior Creditor that (a) Debtor is indebted to Subordinated Creditor in the principal sum of $5,000,000.00, evidenced by a certain Subordinated Debenture from Debtor dated December 31, 1996, which is attached to this Agreement as Exhibit A (the "Subordinated Debenture"); (b) Subordinated Creditor holds no collateral, guarantees, assurances, or security for the Subordinated Debt, except for a subordinated and junior security interest and deed of trust on the following property of Debtor: accounts, inventory, equipment, and fixtures and certain real estate owned by Debtor located in Cleveland County, North Carolina, as evidenced by the agreements attached hereto as Exhibits B, C, And D (the "Subordinated Collateral"); (c) the Subordinated Debt has not been subordinated in favor of or sold, assigned, pledged or otherwise transferred or encumbered, in whole or in part, to any other person, entity or corporation; (d) the only indebtedness or obligations the Subordinated Collateral secures is the Subordinated Debt; and (e) Subordinated Creditor has the full right, power and authority to enter into this Agreement.

        2. Subordination. Subordinated Creditor hereby subordinates all indebtedness, obligations, and liabilities now or hereafter owing by Debtor to Subordinated Creditor, including without limitation, all principal, interest, fees, expenses, and other charges (the "Subordinated Debt"), to the payment of any and all indebtedness, obligations and liabilities now or hereafter owing by Debtor to Senior Creditor, plus all principal, interest, fees, expenses, and other charges accruing on such principal sum (the "Senior Debt"), to the extent and in the manner set forth below, and Subordinated Creditor agrees not to demand, accept or receive, directly or indirectly, any payment or repayment of principal, interest or other amount on the Subordinated Debt, or from any property of Debtor or guarantor or any third party, or any rights in connection with any security interests, liens, mortgages in the Subordinated Collateral, in contravention hereof or in violation of the terms hereof. Nothing contained in this Agreement shall be construed to constitute consent or acquiescence in the granting of any security interest, lien, mortgage, assignment, pledge, chattel mortgage, guaranty, surety, hypothecation or any other property or security for the Subordinated Debt by Debtor.

        (a) Permitted Payments. Subject to the provisions of paragraphs 2(b) and 2(c) below, the Debtor may pay to Subordinated Creditor the following payments in connection with the Subordinated Debt (the "Permitted Payments" or a "Permitted Payment"): (1) accrued interest not to exceed 7% per annum in connection with the Subordinated Debenture, on a quarterly basis; and (2) payments of principal in connection with the Subordinated Note not to exceed the aggregate sum of the following amounts for the years specified below:
January 1, 1998, $100,000.00; January 1, 1999, $100,000.00; January 1, 2000,
$100,000.00; January 1, 2001, $100,000.00; and January 1, 2002, $4,600,000.00,
as set forth in the Subordinated Note. No prepayment of principal or interest or any other distribution of any kind shall be made pursuant to the Subordinated Debt.

        (b) No Payments Upon Default. No amount, in respect of the Subordinated Debt, including, without limitation, the Permitted Payments, shall be paid by Debtor or accepted by Subordinated Creditor, whether in cash, property, securities or otherwise, if (i) there exists, or would exist after giving effect to such proposed payment, any "Event of Default" or default as defined or provided in any loan and security agreement, loan agreement, promissory note or other agreement of Debtor with Senior Creditor (a "Default") and (ii) Subordinated Creditor shall (A) have received written notice of such Default from Senior Creditor or (B) have knowledge of a Default under the Senior Debt. Subordinated Creditor acknowledges and agrees that a "default" or "event of default" under the terms of the Subordinated Debt shall automatically constitute a Default (and Subordinated Creditor's knowledge of the same) under the Senior Debt; provided, however, that notwithstanding the foregoing restrictions, Subordinated Creditor may receive any payment which was suspended hereunder upon the earlier of (i) the cure by Debtor, acknowledged by the Senior Creditor in writing or written waiver by Senior Creditor of the then existing Defaults, or (ii) the payment in full in cash of Senior Debt and the irrevocable termination of the loan documents relating thereto.

        (c) No Payments Upon Bankruptcy. In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, sale or transfer of any material asset or interest in Debtor, or other similar proceedings or transactions in connection therewith, relative to the same, to creditors of the same, or to properties of the same, or in the event of any proceedings for voluntary liquidation, dissolution or other winding up of either such entity, whether or not involving insolvency or bankruptcy, Senior Creditor shall be entitled to receive payment in full of all principal and interest, fees, expenses, and other charges on the Senior Debt including, without limitation, interest, fees, or expenses accruing subsequent to the filing of a petition in any such insolvency or bankruptcy proceeding, notwithstanding any law, rule or regulation that would otherwise limit Senior Creditor's right to receive such "post-petition" interest, fees, or expense before Subordinated Creditor is entitled to receive any payment of any principal, interest, fee, charge, or expense on account of the Subordinated Debt, and Senior Creditor shall be entitled to receive for application in payment thereof any payment, distribution, or dividend or any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceedings in respect of the Subordinated Debt, except securities which are subordinate and junior in right of payment to the payment of all the Senior Debt then outstanding.

         3. Legend and Grant of Security Interest. Subordinated Creditor shall cause all debentures, promissory notes, security agreements, mortgages, financing statements and other instruments and agreements evidencing any Subordinated Debt or any Subordinated Collateral to bear an appropriate legend referring to this Agreement and reciting that the payment of the Subordinated Debt evidenced thereby is subject to the provisions hereof, and agrees to cause any extension of any such instrument to bear such legend. As security for the Senior Debt and for the covenants and agreements contained herein, and in order to effectuate the foregoing subordination, Subordinated Creditor hereby transfers and assigns and grants a security interest and grants the full right and power to Senior Creditor in all debentures, notes, claims or demands, and all monies due or to become due thereon of Subordinated Creditor against Debtor, with full right on the part of Senior Creditor, in its own name or in its name as attorney in fact for Subordinated Creditor, to enforce and collect said debentures, notes, claims or demands by suit, proof of debt in bankruptcy or other liquidation, reorganization or insolvency proceedings or otherwise.
If requested by Senior Creditor after the occurrence of a Default, Subordinated Creditor will deliver or cause to be delivered to Senior Creditor the Subordinated Debenture or any promissory notes and other instruments and agreements evidencing the Subordinated Debt, all mortgages, security agreements, instruments and other writings and property evidencing or constituting the Subordinated Collateral, and all records, documents and information necessary or convenient to permit Senior Creditor to enforce and collect said claims.

          4. Turnover of Payments. If, prior to the satisfaction of the Senior Debt, Subordinated Creditor receives from any source whatsoever including, but not limited to, receipt resulting from the exercise by any court of its legal or equitable powers, any payment (except for a Permitted Payment) with respect to any of the Subordinated Debt or the Subordinated Collateral, Subordinated Creditor shall forthwith deliver such payment or security to Senior Creditor, in precisely the form received, except for Subordinated Creditor's indorsement when necessary, for application on account of the Senior Debt and until so delivered, such payment or security shall be held in trust by Subordinated Creditor as the property of Senior Creditor. In the event of the failure of any Subordinated Creditor to indorse any instrument for the payment of money so received by such Subordinated Creditor, Senior Creditor is irrevocably appointed attorney for such Subordinated Creditor with full power to make such indorsement and with full power of substitution. The provisions of this Section 4 are not intended to and shall not be construed to constitute consent by Senior Creditor to the acceptance of payments by Subordinated Creditor.

          5. Standstill. Subordinated Creditor, and Subordinated Creditor's successors and assigns, agree for the benefit of the holders of the Senior Debt that, so long as any part of the Senior Debt remains outstanding, Subordinated Creditor will not, prior to 180 days after providing written notice to Senior Creditor of a default or Event of Default by Debtor relating to the failure to make payment of any scheduled installment of principal or interest on the Subordinated Debt, which is not thereafter waived or cured by Subordinated Creditor(a) take any action to accelerate or demand the payment of the Subordinated Debt, (b) take any action against any property of Debtor or any guarantor or any third party, or any rights in connection with any security interests, liens, mortgages, assignments, pledges, chattel mortgages, guarantees, sureties, hypothecations, subordinations, or any other property or security, whether now existing or acquired hereafter, held by Senior Creditor to secure or assure the payment of the Senior Debt (collectively the "Senior Collateral") or in the Subordinated Collateral, or delay, impede or otherwise interfere with the efforts of Senior Creditor in connection with the realization of the Senior Collateral, the Subordinated Collateral, or application of the proceeds thereof.

         6. Mutual Consent. Notwithstanding any provision in any promissory notes, security agreements, mortgages, financing statements and other instruments and agreements evidencing any indebtedness owed to Senior Creditor, the Senior Creditor hereby consents to the Debtor granting a subordinate security interest or mortgage interest in the Subordinated Collateral to the Subordinated Creditor. Notwithstanding any provision in any debenture, security agreements, mortgages, financing statements and other instruments and agreements evidencing any indebtedness owed to Subordinated Creditor, the Subordinated Creditor hereby consents to the Debtor granting a senior security interest in the Senior Collateral to the Senior Creditor.

         7. Further Assurances. In order to carry out the terms and intent of this Agreement more effectively, Subordinated Creditor will do all acts and execute all further instruments deemed by Senior Creditor to be reasonably necessary or convenient to preserve for Senior Creditor the benefits of this Agreement.

          8. No Waiver, No Offset. No action which Senior Creditor may take or refrain from taking with respect to any Senior Debt, or any note or notes representing the same, or any collateral therefor, including a waiver or release thereof, or any agreement or agreements (including guaranties) in connection therewith, shall affect this Agreement or the obligations of Subordinated Creditor hereunder. Without limitation, the subordination of Subordinated Creditor shall in no way be affected or impaired by, and Subordinated Creditor hereby irrevocably consents to: (a) any amendment, restatement, alteration, extension, renewal, waiver, indulgence or other modification of the documents evidencing the Senior Debt; (b) any settlement or compromise in connection with the Senior Debt; (c) any substitution, exchange, release or other disposition of all or any part of the Senior Debt or the Senior Collateral; (d) any failure, delay, neglect, act or omission by the Senior Creditor to act in connection with the Senior Debt or the Senior Collateral; or (e) any advances for the purpose of performing or curing any term or covenant contained in the documents or agreements evidencing the Senior Debt to which Debtor shall be or would otherwise be in default. The obligations and agreements of the Subordinated Creditor shall be unconditional and continuing, notwithstanding any defect in the genuineness, validity, regularity or enforceability of the documents or agreements evidencing the Senior Debt or the Senior Collateral or any other circumstances whether or not referred to herein, which might otherwise constitute a legal or equitable discharge or a defense of the Subordinated Creditor.

         9. Collateral Priority Cooperation. Subordinated Creditor hereby acknowledges and agrees that the security, assignment, mortgage or other interest of Senior Creditor in the Senior Collateral shall have priority to the extent of the Senior Debt secured thereby over any right, security interest, lien or claim Subordinated Creditor may now have or hereafter have therein or thereto, including, without limitation, any rights with respect to the Subordinated Collateral. The priorities established hereby shall be irrespective of the time or order of attachment or perfection of security interests, liens or claims or the time or order of filing of financing statements or the giving of or failure to give notices of purchase money security interests or otherwise. Except with respect to the application of proceeds of disposition of the Senior Collateral remaining after (a) payment of the expense of retaking, holding, preparing for sale or lease, selling, or leasing the Senior Collateral and (b) satisfaction of the Senior Debt, Senior Creditor shall not have any liability or obligation, expressed or implied, to Subordinated Creditor for any act (whether of omission or commission and whether based upon any error of judgment or mistake of law or fact) with respect to the collectibility, enforceability, or validity of the Senior Debt or with respect to the handling, disposition or release of the Senior Collateral, other than gross negligence or wilful misconduct, nor shall anything contained herein, or in any prior agreement or understanding, be deemed to create any duty on the part of Senior Creditor to extend or continue to extend financial accommodations to Debtor. Subordinated Creditor further agrees to release its lien, security interest, mortgage or other lien or encumbrance against the Senior Collateral upon the request of Senior Creditor to the extent necessary or desirable to permit Senior Creditor to repossess or sell the Senior Collateral or any portion thereof or to permit the Debtor to transfer the Senior Collateral, or any portion thereof, to any third party pursuant to a workout arrangement, provided, however, that Subordinated Creditor shall be afforded a lien on the proceeds thereof to the extent that any excess proceeds over and above the Senior Debt remain after the sale of the Senior Collateral. In the event of forbearance or workout arrangements, or any insolvency or bankruptcy proceedings relative to Debtor, Subordinated Creditor agrees that it will fully cooperate with Senior Creditor and will not take any action to delay, impede, oppose, or otherwise interfere with efforts or actions taken by Senior Creditor with respect to any actions, proceedings, motions, orders, agreements or other matters arising in or related to such insolvency or bankruptcy proceedings, including but not limited to, any actions, proceedings, motions, orders, agreements or other matters relating to relief from any automatic stay provisions, abandonment of property, use of cash collateral, sale of the Senior Collateral free and clear of liens, the recovery of fees and expenses in connection with such proceedings, voting on any plan of reorganization either with respect to a claim in respect of the Senior Debt or the Subordinated Debt, filing and prosecution of claims, or making any election permitted by the Bankruptcy Code, Title 11, United States Code, or otherwise.

          10. Bankruptcy. With respect to any security interest or mortgage with respect to the Senior Collateral, Subordinated Creditor, agrees not to assert any right it may have to "adequate protection" of its interest in such property in any Bankruptcy Proceeding, or to initiate proceedings to enforce any "secured claims" under Section 506 of Title 11 of the United States Code, 11 U.S.C. Section 101, et seq. (the "Bankruptcy Code"), without the prior written consent of the Senior Creditor. Subordinated Creditor waives any claim that it may now or hereafter have against the Senior Creditor arising out of any proceeding instituted under Chapter 11 of the Bankruptcy Code related to the Senior Creditor's election of the application of Section 1111(b)(2) of the Bankruptcy Code or Senior Creditor's right to adequate protection in connection with any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by Debtor as debtor in possession. To the extent that the Senior Creditor receives payments on, or proceeds of the Senior Collateral which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal laws, common law or equitable cause, then, to the extent of such payment or proceeds received, the Senior Debt, or part thereof, intended to be satisfied shall be revived and the Senior Creditor's security interest in the Senior Collateral shall continue in full force and effect as if such payments or proceeds had not been received by the Senior Creditor.

         11. No Waiver. No waiver shall be deemed to be made by Senior Creditor of any of its rights hereunder unless the same shall be in writing and then only with respect to the specific instance involved, and shall in no way impair or offset the rights of Senior Creditor or the obligations of Subordinated Creditor in any other respect or at any other time.

         12. Successors and Assigns. This Agreement shall be binding upon Subordinated Creditor and Debtor and their respective successors and assigns and shall inure to the benefit of Senior Creditor and its successors and assigns (including without limitation any transferee of any Senior Debt). References herein to the binding effect of this Agreement shall not be deemed to constitute consent or acquiescence in the sale, assignment, pledge or other transfer or encumbrance of the Subordinated Debt by Subordinated Creditor. This Agreement shall be construed and enforced in accordance with and governed by the law of the State of Ohio.

         13. Jury Trial Waiver. THE PARTIES TO THIS AGREEMENT HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE: AND THE PARTIES HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         14. Notice. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) one day after the same is sent to the address set forth below such party's signature line below if sent by recognized overnight delivery service, (b) upon confirmation of electronic communication if sent by telecopier, or (c) upon delivery to such address if personally delivered.

         15. Subrogation. Subject to the prior payment in full in cash of Senior Debt, to the extent that Senior Creditor has received any payment or distribution which but for this Agreement, would have been applied to the Subordinated Debt, Subordinated Creditor shall be subrogated to the rights of Senior Creditor until the Subordinated Debt shall be paid in full, and, for the purposes of such subrogation, no such payment or distribution shall, as between the Debtor or its other creditors, be deemed to be a payment or distribution on account of the Senior Debt.

         16. Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same document.

         17. Headings. The headings contained in this Agreement are for ease of reference only, and shall not be construed to modify, alter or affect this Agreement in any way.

         18. Termination. This Agreement shall remain in full force and effect until the earlier to occur of (a) the Senior Debt is indefeasibly paid in full (including, but not limited to, all interest accruing from time to time on the Senior Debt after the commencement of any proceeding) or (b) the Subordinated Debt has been paid in full.

         Each of the parties has executed this Agreement as of the date set forth above.

                                    SUBORDINATED CREDITOR:

                                    PAGES, INC.


                                    By: /s/ S. Robert Davis
                                       -----------------------------------------
                                         S. Robert Davis, Chairman of the Board

                                    Notice address:
                                    Pages, Inc.
                                    5720 Avery Road
                                    Dublin, Ohio 43016
                                    Attention: S. Robert Davis, Chairman
                                    Phone No.: (614) 793-8749
                                    Fax No.: (614) 889-7841

                                        SENIOR CREDITOR:

                                        THE HUNTINGTON NATIONAL BANK

                                        By: /s/ Thomas G. Myers  VP
                                           -------------------------------------
                                               Thomas Myers, Vice President

                                        Notice Address:
                                        The Huntington National Bank
                                        41 South High Street
                                        Columbus, Ohio 43215
                                        Attention: Thomas Myers, Vice President
                                        Phone No.: (614) 480-4893
                                        Fax No.: (614) 480-4814


         Debtor hereby acknowledges notice of the foregoing Debt Subordination and Intercreditor Agreement and agrees to be bound by all of the terms, provisions and conditions thereof.



                                    DEBTOR:

                                    CA SHORT COMPANY

                                    By: /s/ S. Robert Davis
                                       -----------------------------------------
                                        S. Robert Davis, Chairman of the Board

                                    Notice address:
                                    4205 East Dixon Blvd.
                                    Shelby, NC 28150
                                    Attention: Charles R. Davis
                                    Phone No.: (704) 482-9591
                                    Fax No.: (704) 487-8218